EXECUTION

SUBSEQUENT SALES AGREEMENT

This SUBSEQUENT SALES AGREEMENT (the “Agreement”) made on December 10, 2004, by Saxon Funding Management, Inc., a Delaware corporation (“Saxon Funding”), and Saxon Asset Securities Company, a Virginia corporation (“Saxon”), and acknowledged by Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”).

WHEREAS, Saxon Funding and Saxon are parties to a sales agreement, dated October 27, 2004 (the “Sales Agreement”), with respect to the sale by Saxon Funding and purchase by Saxon of certain mortgage loans;

WHEREAS, Saxon has transferred the mortgage loans covered by the Sales Agreement and certain other assets to Saxon Asset Securities Trust 2004-3 (the “Issuer”) pursuant to the Sale and Servicing Agreement, dated as of October 1, 2004 (the “Sale and Servicing Agreement”), among the Issuer, Saxon, Saxon Mortgage Services, Inc., as Servicer, the Indenture Trustee and Saxon Funding, as the Master Servicer, and the Issuer has pledged such mortgage loans and other assets to the Indenture Trustee pursuant to the Indenture, dated as of October 1, 2004, by and between the Issuer and the Indenture Trustee;

WHEREAS, the Sales Agreement contemplates that Saxon Funding will transfer additional mortgage loans to Saxon and the Sale and Servicing Agreement contemplates that Saxon will transfer such additional mortgage loans to the Issuer;

NOW, THEREFORE, Saxon Funding, for and in consideration of an amount equal to the aggregate Scheduled Principal Balance of the Mortgage Loans identified on Schedule I hereto (the “Subsequent Mortgage Loans”) paid to it by the Indenture Trustee out of the Trust Estate upon the order of Saxon, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, does hereby bargain, sell, convey, assign and transfer to Saxon, without recourse, free and clear of any liens, claims or other encumbrances, all its right, title and interest in and to each of the Subsequent Mortgage Loans, together with the Mortgage Files and other documents maintained as part of the related Mortgage Files and all payments thereon and proceeds of the conversion, voluntary or involuntary of the foregoing after December 1, 2004 (the “Subsequent Cut-Off Date”).

Saxon Funding hereby acknowledges receipt of the amount set forth above, which constitutes the Purchase Price for the Subsequent Mortgage Loans.

Saxon Funding makes, with respect to the Subsequent Mortgage Loans, the representations and warranties set forth in Exhibit B to the Sales Agreement and further represents and warrants that (i) with respect to the Subsequent Mortgage Loans identified on Schedule II attached hereto, the fair market value of the related Mortgaged Property set forth in the related appraisal, which may have been performed as long as one year prior to origination of such Mortgage Loan, was at the time of such Mortgage Loan origination accurate in all material respects and (ii) all conditions set forth in Section 2.5 of the Sale and Servicing Agreement have been met.

Saxon Funding confirms that, since the date of the Sales Agreement, no event has occurred which, with notice or the passage of time, would constitute a default under the Sales Agreement, and there has been no material adverse change or development involving a prospective material adverse change in the business operations, financial condition, properties or assets of Saxon Funding.

Unless otherwise defined herein, capitalized terms used in this Subsequent Sales Agreement shall have the meanings assigned to them in the Sales Agreement, or if not assigned in the Sales Agreement, the Sale and Servicing Agreement.

Saxon hereby acknowledges receipt from Saxon Funding of the Subsequent Mortgage Loans, subject to its right of inspection set forth in Section 3 of the Sales Agreement and, pursuant to the Sale and Servicing Agreement, confirms the assignment of the Subsequent Mortgage Loans to the Issuer, and acknowledges that the Indenture Trustee, on behalf of the Issuer, has paid the Purchase Price for the Subsequent Mortgage Loans upon the order of Saxon.

(Signature Page Follows)

IN WITNESS WHEREOF, Saxon and Saxon Funding have caused this Subsequent Sales Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date above written.

SAXON ASSET SECURITIES COMPANY

By:  /s/ Ernest G. Bretana

       Name:  Ernest G. Bretana

       Title:    Vice President

SAXON FUNDING MANAGEMENT, INC.

By:  /s/ Robert B. Eastep

       Name:  Robert B. Eastep

       Title:    Executive Vice President and Chief

                      Financial Officer

The Custodian, on behalf of the Issuer and the Indenture Trustee, acknowledges receipt from Saxon of the Subsequent Mortgage Loans together with the Mortgage Files and other documents maintained as part of the related Mortgage Files.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Custodian

By:  /s/ Brent Hoyler

       Name: Brent Hoyler

       Title:   Associate

By:  /s/ Ronaldo Reyes

      Name: Ronaldo Reyes

      Title:   Assistant Vice President

The Indenture Trustee acknowledges that it has directed the Paying Agent to withdraw $ 166,438,229.91   from the Pre-Funding Account.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:  /s/ Brent Hoyler

       Name: Brent Hoyler

       Title:   Associate

By:  /s/ Ronaldo Reyes

       Name: Ronaldo Reyes

       Title:   Assistant Vice President

SCHEDULE I

SUBSEQUENT MORTGAGE LOANS

[Intentionally omitted]

SCHEDULE II

None